nDivision



Cloud-based service provider using Intelligent Automation to disrupt the IT industry by replacing human labor with digital labor to provide customer support for the cloud, datacenters and end users

Team

Alan Hixon
Chairman, CEO & President
Built a systems integration business from start-up to $80m/year in revenues and 500 employees in 5 years

Lane Sorgen
Chief Revenue Officer
Generated $18bn of revenues during his 24-year career at Microsoft

Andy Norstrud
Chief Financial Officer
Served as CFO at three NYSE companies

Justin Roby
Chief Technology Officer
Was one of the youngest FTEs in IBM's history and went on to found a Managed Services Provider

Mike Beavers
Chief Commercial Officer
Grew a Managed Services business to $40m/year in 2 years at Northrup Grumman

Advisory Board

Khaled Saffouri
CEO, Digiboost
Joined Rackspace in 2001 when revenues were ~$20m and as a Vice President of Sales grew revenues to $2bn by 2016

Scott White
Chief Revenue Officer, DoiT
Joined Rackspace in 2002 when revenues were ~$50m and as a Vice President of Sales helped grow revenues to $2.2bn by 2018

KPIs

400,000+ incidents resolved in 2020

83% of infrastructure incidents fully resolved with automation – no human involvement

90% of operating costs (excluding sales & marketing) covered by contracted recurring revenue

32 countries where customers are being supported 24/7

Segment

Current customers range from 10 users to 7,000 users and span a variety of industries

Target Market Size

~$50bn/year in recurring revenues in the U.S.

Current Partners

Dell resells nDivision's Managed Services throughout the U.S. and Microsoft recommends nDivision's services to its customers

Strategic Partnership

Microsoft has introduced nDivision to three 'Large Scale Partners' with revenues ranging from ~$3bn to ~$20bn and two global 'Solutions Aggregators' with revenues in the $30bn to $50bn range to explore a strategic partnership

Strategic Investment

Three meetings have taken place with leadership at potential strategic partners regarding reselling nDivision's Managed Services and interest has been expressed in making a strategic investment in nDivision

Large Scale Partner

Two Large Scale Partners that we have met with have the potential to subcontract some of their existing contracted services to nDivision creating substantial recurring revenue growth as well as providing a significant route to market for new business

Solutions Aggregator

One Solutions Aggregator that we have met with is interested in a partnership to drive growth globally through a subset of its extensive reseller base